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                                October 29, 2004


MORGAN STANLEY HIGH YIELD SECURITIES INC.
1221 Avenue of the Americas
New York, New York 10020

     Re: POST-EFFECTIVE AMENDMENT NO. 30 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 2-64782) OF MORGAN STANLEY HIGH YIELD SECURITIES INC.
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We serve as special Maryland counsel to Morgan Stanley High Yield Securities Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale and issuance of (a) shares (the "Class A Shares") of Class A Common Stock, $0.01 par value per share, of the Company, (b) shares (the "Class B Shares") of Class B Common Stock, $0.01 par value per share, of the Company, (c) shares (the "Class C Shares") of Class C Common Stock, $0.01 par value per share, of the Company, and (d) shares (the "Class D Shares") (with the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares collectively referred to herein as the "Shares") of Class D Common Stock, $0.01 par value per share, of the Company, covered by a Post-Effective Amendment No. 30 to the Company's Registration Statement on Form N-1A (File No. 2-64782) (the "Amendment") filed by the Company with the Securities and Exchange Commission (the "Commission"). This opinion is being provided at your request in connection with the filing of the Amendment.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The draft Amendment and the related form of prospectus included therein, in the form in which the Company intends to transmit to the Commission under the Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the SDAT;

     3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by its Secretary;
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     4. The form of certificate representing a Class A Share, certified as of the date hereof by the Secretary of the Company;

     5. The form of certificate representing a Class B Share, certified as of the date hereof by the Secretary of the Company;

     6. The form of certificate representing a Class C Share, certified as of the date hereof by the Secretary of the Company;

     7. The form of certificate representing a Class D Share, certified as of the date hereof by the Secretary of the Company;

     8. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

     9. A certificate executed by Mary E. Mullin, Secretary of the Company, dated as of the date hereof certifying as to certain factual matters specified therein, including, without limitation, the adoption by the Board of Directors of the Company (the "Board") of resolutions relating to the registration, sale and issuance of the Shares (the "Resolutions").

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

     5. Prior to the issuance of the Shares, the Board will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

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     6. Prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued Class A Shares, Class B Shares, Class C Shares and Class D Shares, as applicable.

     7. Appropriate certificates representing the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares will be executed and delivered upon issuance and sale of any Shares, as appropriate, and will comply with the Charter, the Bylaws and applicable law.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Class A Shares proposed to be sold pursuant to the Amendment, when effective, will have been duly authorized and, when issued in accordance with the Amendment and the Resolutions, and upon receipt of the net asset value of the Class A Shares plus the initial sales charge as described in the Amendment, and the issuance and delivery of stock certificates representing the Class A Shares, will have been validly issued, fully paid and nonassessable.

     3. The Class B Shares proposed to be sold pursuant to the Amendment, when effective, will have been duly authorized and, when issued in accordance with the Amendment and the Resolutions, and upon receipt of the net asset value of the Class B Shares plus the contingent deferred sales charge as described in the Amendment, and the issuance and delivery of stock certificates representing the Class B Shares, will have been validly issued, fully paid and nonassessable.

     4. The Class C Shares proposed to be sold pursuant to the Amendment, when effective, will have been duly authorized and, when issued in accordance with the Amendment and the Resolutions, and upon receipt of the net asset value of the Class C Shares plus the contingent deferred sales charge as described in the Amendment, and the issuance and delivery of stock certificates representing the Class C Shares, will have been validly issued, fully paid and nonassessable.

     5. The Class D Shares proposed to be sold pursuant to the Amendment, when effective, will have been duly authorized and, when issued in accordance with the Amendment and the Resolutions, and upon receipt of the minimum initial investment amount for the Class D Shares as described in the Amendment, and the issuance and delivery of stock certificates representing the Class D Shares, will have been validly issued, fully paid and nonassessable.

     6. Under the laws of the State of Maryland, the stockholders of the Company have no personal liability for the debts or obligations of the Company solely as a result of their status
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as stockholders. In certain circumstances, a stockholder may be liable to a director for contribution to the extent that the stockholder accepted knowingly a distribution from the Company made in violation of the Charter or of Section 2-311 of the Maryland General Corporation Law.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of the name of our firm therein under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                        Very truly yours,

                                        PIPER RUDNICK LLP

                                        /s/ Piper Rudnick LLP


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